Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of SPDR Series Trust

In planning and performing our audits of the financial statements of SPDR Series Trust (the Trust), comprising SPDR Barclays 1-3 Month T-Bill ETF,
SPDR Barclays TIPS ETF, SPDR Barclays 0-5 Year TIPS ETF, SPDR Barclays 1-10 Year TIPS ETF, SPDR Barclays Short Term Treasury ETF, SPDR Barclays Intermediate Term Treasury ETF, SPDR Barclays Long Term Treasury ETF,
SPDR Barclays Short Term Corporate Bond ETF, SPDR Barclays Intermediate
Term Corporate Bond ETF, SPDR Barclays Long Term Corporate Bond ETF, SPDR Barclays Issuer Scored Corporate Bond ETF, SPDR Barclays Convertible Securities ETF, SPDR Barclays Mortgage Backed Bond ETF, SPDR Barclays Aggregate Bond ETF, SPDR Nuveen Barclays Municipal Bond ETF, SPDR Nuveen Barclays California Municipal Bond ETF, SPDR Nuveen Barclays New York Municipal Bond ETF, SPDR Nuveen Barclays Short Term Municipal Bond ETF,
SPDR Nuveen S&P High Yield Municipal Bond ETF, SPDR Nuveen Barclays Build America Bond ETF, SPDR Citi International Government Inflation-Protected
Bond ETF, SPDR Barclays Short Term International Treasury Bond ETF, SPDR Barclays International Treasury Bond ETF, SPDR Barclays International Corporate Bond ETF, SPDR Barclays Emerging Markets Local Bond ETF, SPDR Barclays International High Yield Bond ETF, SPDR Barclays High Yield Bond
ETF, SPDR Barclays Short Term High Yield Bond ETF, SPDR Barclays Investment Grade Floating Rate ETF, SPDR BofA Merrill Lynch Emerging Markets Corporate Bond ETF, SPDR BofA Merrill Lynch Crossover Corporate Bond ETF, SPDR Dow
Jones REIT ETF, SPDR Global Dow ETF, SPDR Morgan Stanley Technology, SPDR
MSCI USA Quality Mix ETF, SPDR Russell 1000 ETF, SPDR Russell 1000
Low Volatility ETF, SPDR Russell 2000 ETF, SPDR Russell 2000 Low Volatility ETF, SPDR Russell 3000 ETF, SPDR Russell Small Cap Completeness ETF, SPDR
S&P 1500 Momentum Tilt ETF, SPDR S&P 1500 Value Tilt ETF, SPDR S&P 400
Mid Cap Growth ETF, SPDR S&P 400 Mid Cap Value ETF, SPDR S&P 500 Buyback ETF, SPDR S&P 500 Growth ETF, SPDR S&P 500 Value ETF, SPDR S&P 500 High Dividend ETF, SPDR S&P 600 Small Cap ETF, SPDR S&P 600 Small Cap Growth ETF, SPDR S&P 600 Small Cap Value ETF, SPDR S&P Aerospace & Defense ETF, SPDR S&P Bank ETF, SPDR S&P Biotech ETF, SPDR S&P Capital Markets ETF, SPDR S&P Dividend ETF, SPDR S&P Health Care Equipment ETF, SPDR S&P Health Care Services ETF, SPDR S&P Homebuilders ETF, SPDR S&P Insurance ETF, SPDR S&P Metals & Mining ETF, SPDR S&P Oil & Gas Equipment & Services ETF, SPDR S&P Oil & Gas Exploration & Production ETF, SPDR S&P Pharmaceuticals ETF, SPDR S&P Regional Banking ETF, SPDR S&P Retail ETF, SPDR S&P Semiconductor ETF, SPDR S&P Software & Services ETF, SPDR S&P Telecom ETF, SPDR S&P Transportation ETF, SPDR Wells Fargo Preferred Stock ETF, SPDR S&P 500 Fossil Fuel Free ETF, SPDR Russell 1000 Low Volatility Focus ETF, SPDR Russell 1000 Momentum Focus ETF, SPDR Russell 1000 Yield Focus ETF, SPDR FactSet Innovative Technology ETF, SPDR SSGA Gender Diversity Index ETF, SPDR S&P Internet ETF, SPDR S&P Technology Hardware
ETF and SPDR Dorsey Wright Fixed Income Allocation ETF as of and for the year/periods ended June 30, 2016, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Trusts internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that
(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Trusts internal control over financial reporting and its operation, including controls over safeguarding securities, which we consider to be a material weakness as defined above as of June 30, 2016.

This report is intended solely for the information and use of management and the Board of Trustees of SPDR Series Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


       /s/ Ernst& Young LLP

Boston, Massachusetts
August 26, 2016